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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation ("Corporation"), does hereby make, nominate and appoint DOUGLAS M. BAKER, LAWRENCE T. BELL and SARAH Z. ERICKSON, and each of them, to be by attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 of not more than $250,000,000 of the Corporation's debt securities, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 5th day of February, 2008.

/s/ LES S. BILLER Les S. Biller
/s/ RICHARD U. DE SCHUTTER Richard U. De Schutter
/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ STEFAN HAMELMANN Stefan Hamelmann
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins
/s/ BETH M. PRITCHARD Beth M. Pritchard
/s/ HANS VAN BYLEN Hans Van Bylen
/s/ JOHN J. ZILLMER John J. Zillmer

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  Exhibit 24.1